EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 11, 2010

June 11, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-0.2%	1.4%	-4.3%
Class B Units	-0.2%	1.4%	-4.6%
Legacy 1 Class Units	-0.2%	1.3%	-3.7%
Legacy 2 Class Units	-0.2%	1.3%	-3.8%
Global 1 Class Units	-0.1%	1.5%	-3.0%
Global 2 Class Units	-0.1%	1.5%	-3.2%
Global 3 Class Units	-0.2%	1.4%	-4.0%

S&P 500 Total Return Index2	2.6%	0.3%	-1.2%
Barclays Capital U.S. Long Government Index2	-0.2%	1.3%	9.4%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Corn	Increase	Projections of higher demand for ethanol production and poor weather forecasts for the Midwest
Sugar	Increase	Stronger demand from several Middle Eastern and Asian nations
Lean hogs	Decrease	Heavy liquidations from commodity funds

Grant Park’s longer-term trading advisors are predominantly short the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
Euro	Increase	Improving investor sentiment in Europe
Australian and New Zealand dollars	Increase	Increased buying following strong economic indicators in the U.S. and Australia

Grant Park’s longer-term trading advisors are predominantly long the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Increase	Gains in the global equity markets and signs that Chinese production may be increasing
Natural gas	Decrease	Energy Information Administration reports showing increases in U.S. natural gas inventories

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
North American equity markets	Increase	Ben Bernanke’s comments that the Federal Reserve will take “necessary” steps to aid economic recovery in the U.S.
European equity markets	Increase	Strong data for Chinese exports and new monetary policy initiatives in Switzerland designed to support economic growth
Nikkei 225	Decrease	Weaker-than-expected U.S. employment estimates and concerns over the Hungarian debt situation

Grant Park’s longer-term trading advisors are predominantly short the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Decrease	Gains in the North American equity markets and reassuring comments from European policymakers
Bunds	Decrease	Diminished demand due to record-low Bund yields

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Increase	Strong demand from investors looking to hedge euro positions
Base metals	Increase	A weaker U.S. dollar and reports of improved industrial production in Europe

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.